COOPERS        chartered      145 King Street West      tel.:(416)869-1130
& LYBRAND      accountants    Toronto, Ontario          fax: (416)863-0926
                              Canada M5H 1V8            direct tel.:941-8237
                                                        direct fax: 941-8446



                CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of International Comfort Products Corporation (formerly Inter-City Products Corporation) on Form S-8 (File No. 33-90366) of our report dated February 11, 1997 on our audits of the consolidated financial statements as of December 31, 1996 and for the years ended December
31, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


 /s/  Coopers & Lybrand

Toronto, Ontario
March 27, 1998